As filed with the Securities and Exchange Commission on July 27, 2012

Registration No. 333-162914

Registration No. 333-178318

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-162914

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-178318

UNDER THE SECURITIES ACT OF 1933

PEOPLES EDUCATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	41-1368898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

299 Market Street

Saddle Brook, New Jersey 07663-5316

(201) 712-0090

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Peoples Educational Holdings, Inc.

2009 Stock Plan

(Full title of the plan)

Brian T. Beckwith

President and Chief Executive Officer

Peoples Educational Holdings, Inc.

299 Market Street

Saddle Brook, New Jersey 07663-5316

(201) 712-0090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Eric O. Madson, Esq. Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402-1425 (612) 492-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

TERMINATION OF REGISTRATION

These post-effective amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Peoples Educational Holdings, Inc., a Delaware corporation (the “Registrant”):

•	Registration No. 333-162914, registering 250,000 shares of Common Stock issuable under the Registrant’s 2009 Stock Plan, of which 247,000 shares remain unsold; and

•	Registration No. 333-178318, registering 1,000,000 shares of Common Stock issuable under the Registrant’s 2009 Stock Plan, of which all shares remain unsold.

Each of the Registration Statements is hereby amended to deregister all shares that remained unsold as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saddle Brook, State of New Jersey, on July 27, 2012.

PEOPLES EDUCATIONAL HOLDINGS, INC.

By	/s/ BRIAN T. BECKWITH
Brian T. Beckwith
Chief Executive Officer and President